SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2001

ALLIANCE CAPITAL MANAGEMENT L.P.

(Exact name of registrant as specified in its charter)

Delaware

000-29961

13-4064930

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-969-1000

Item 1.    Changes in Control of Registrant.

Not applicable.

Item 2.    Acquisition or Disposition of Assets.

Not applicable.

Item 3.    Bankruptcy or Receivership.

Not applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5.    Other Events and Regulation FD Disclosure.

On December 7, 2001 a complaint entitled Benak v. Alliance Capital Management L.P. and Alliance Premier Growth Fund (“Benak Complaint”) was filed in federal district court in the District of New Jersey against Alliance Capital Management L.P. ("Partnership") and Alliance Premier Growth Fund (“Premier Growth Fund”) alleging violation of the Investment Company Act of 1940.  The principal allegations of the Benak Complaint are that the Partnership breached its duty of loyalty to Premier Growth Fund because one of the directors of the General Partner of the Partnership served as a director of Enron Corp. (“Enron”) when Premier Growth Fund purchased shares of Enron and as a consequence thereof the investment advisory fees paid to the Partnership by Premier Growth Fund should be returned as a means of recovering for Premier Growth Fund the losses plaintiffs allege were caused by the alleged breach of the duty of loyalty.  Plaintiffs seek recovery of fees paid by Premier Growth Fund to the Partnership during the twelve months preceding the lawsuit. The Partnership believes the plaintiffs’ allegations are without merit and intends to vigorously defend against these allegations.  At the present time management of the Partnership is unable to estimate the impact, if any that the outcome of this action may have on the Partnership’s results of operations or financial condition.

Item 6.    Resignations of Registrant's Directors.

Not applicable.

Item 7.    Financial Statements and Exhibits.

                                (a)           Financial Statements of Businesses Acquired

                                                None.

                                (b)           Pro Forma Financial Information

                                                None.

                                (c)           Exhibits

                                                None.

Item 8.  Change in Fiscal Year.

                                Not applicable.

Item 9.  Regulation FD Disclosure.

                                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE CAPITAL MANAGEMENT L.P.

Dated: December 13, 2001	By:	Alliance Capital Management
Corporation, General Partner

	By:	/s/ David R. Brewer, Jr.
David R. Brewer, Jr.
Senior Vice President and
General Counsel